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                            D. F. King & Co., Inc.

                     77 WATER STREET, NEW YORK, N.Y. 10005
                                (212) 269-5550

                               THE GRIFFIN FUNDS

Dear Shareholder:

     The Griffin Funds' Meeting of Shareholders is scheduled for February 26, 1999. According to our latest voting records, we have not received your proxy.

     No matter how many shares you own, it is important that you participate by voting your shares. Accordingly, we have sent you a duplicate proxy card(s), a prepaid and pre-addressed Federal Express airbill form and return envelope. Please take the time to review the voting instructions.

Vote by Proxy Card/Federal Express
----------------------------------

1.   Sign and date your proxy cards(s).
2. Insert the proxy card into the Federal Express return envelope. A pre-printed airbill form is attached to the envelope.
3. Call Federal Express at 1-800-GO-FEDEX and inform them that you have a Federal Express package to be picked up.
4.   A Federal Express messenger will be dispatched to your home or office.

     Remember that the Federal Express mailing procedure has been paid. There is no cost to you.


Vote by Fax
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1.   Sign and date your card.
2.   Fax to William Chu at D.F. King (212) 269-2796.


     If you have any questions, need assistance in voting or need additional proxy materials, please contact William Chu at D.F. King & Co., Inc., 1-800-949-2583 Extension 6740. Thank you.


                                            Sincerely,

                                            D.F. King & Co., Inc.